As filed with the Securities and Exchange Commission on July 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARLIN MIDSTREAM PARTNERS, LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	4922	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2105 CityWest Boulevard

Suite 100

Houston, Texas 77042

(832) 200-3702

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Terry D. Jones

Executive Vice President and General Counsel

2105 CityWest Boulevard

Suite 100

Houston, Texas 77042

(832) 217-1848

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brett E. Braden Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	David C. Buck Stephanie C. Beauvais Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    File No. 333-189645

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common units representing limited partner interests	356,750	$20.00	$7,135,000	$973.22

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Based upon the public offering price.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of common units having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the common units eligible to be sold under the related registration statement on Form S-1 (File No. 333-189645), as amended (the “Initial Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $150,990,000 on the Initial Registration Statement for which a filing fee of $20,595.00 was previously paid.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Marlin Midstream Partners, LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-189645), initially filed by Marlin Midstream Partners, LP with the Securities and Exchange Commission on June 27, 2013, as amended by Amendment No. 1 thereto filed on July 3, 2013, Amendment No. 2 thereto filed on July 11, 2013 and Amendment No. 3 thereto filed on July 18, 2013, and which was declared effective on July 25, 2013, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

a. Exhibits. All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189645), are incorporated by reference into, and shall be deemed to be a part of, this filing, except for the following, which are filed herewith:

Exhibit Number		Description

5.1	—	Opinion of Latham & Watkins LLP

8.1	—	Opinion of Latham & Watkins LLP relating to tax matters

23.1	—	Consent of KPMG LLP

23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-189645) filed with the Securities and Exchange Commission on June 27, 2013 and incorporated by reference herein)

b. Financial Statement Schedules

None.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 26, 2013.

Marlin Midstream Partners, LP

By:	MARLIN MIDSTREAM GP, LLC

its general partner

	By:	/s/ W. Keith Maxwell III

Name: W. Keith Maxwell III

Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ W. Keith Maxwell III	Chief Executive Officer (Principal Executive Officer) and Director	July 26, 2013
W. Keith Maxwell III

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 26, 2013
Amanda Bush

*	Director, Executive Vice President and General Counsel	July 26, 2013
Terry D. Jones

*	Director	July 26, 2013
David C. Baggett

*	The undersigned, by signing this Registration Statement, does sign and execute this Registration Statement on behalf of the indicated persons for whom the undersigned is attorney-in-fact pursuant to a Power of Attorney executed by the above-named directors and officers of the Registrant.

By:	/s/ W. Keith Maxwell III
W. Keith Maxwell III
Attorney-in-Fact

Dated: July 26, 2013

EXHIBIT INDEX

Exhibit Number		Description

5.1	—	Opinion of Latham & Watkins LLP

8.1	—	Opinion of Latham & Watkins LLP relating to tax matters

23.1	—	Consent of KPMG LLP

23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-189645) filed with the Securities and Exchange Commission on June 27, 2013 and incorporated by reference herein)